SUBSCRIPTION AGREEMENT



THIS AGREEMENT by and between Franklin Street Trust Company ("Company"), a North Carolina corporation and the FSP Investment Trust ("Trust"), a business trust organized and existing under and by virtue of the laws of the State of Delaware.

         In consideration of the mutual promises set forth herein, the parties agree as follows:

         1. The Trust agrees to sell to Company and Company hereby subscribes to purchase 10,000 shares ("Shares") of beneficial interest of The Franklin Street Core Equity Fund, a series of the Trust, with a par value of $0.00 per Share, at a price of ten dollars ($10.00) per each Share.

         2. Company agrees to pay $100,000 for all such Shares at the time of their issuance, which shall occur upon call of the President of the Trust, at any time on or before the effective date of the Trust's Registration Statement filed by the Trust on Form N-1A with the Securities and Exchange Commission ("Registration Statement").

         3. Company acknowledges that the Shares to be purchased hereunder have not been, and will not be, registered under the federal securities laws and that, therefore, the Trust is relying on certain exemptions from such registration requirements, including exemptions dependent on the intent of the undersigned in acquiring the Shares. Company also understands that any resale of the Shares, or any part thereof, may be subject to restrictions under the federal securities laws, and that Company may be required to bear the economic risk of any investment in the Shares for an indefinite period of time.

         4. Company represents and warrants that its is acquiring the Shares solely for its own account and solely for investment purposes and not with a view to the resale or disposition of all or any part thereof, and that its has no present plan or intention to sell or otherwise dispose of the Shares or any part thereof at any time in the near future.

         5. Company agrees that it will not sell or dispose of the Shares or any part thereof, except to the Trust itself, unless the Registration Statement with respect to such Shares is then in effect under the Securities Act of 1933, as amended.




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IN WITNESS  WHEREOF,  the parties  hereto have executed this  Agreement by their duly authorized representatives this 28TH day of March, 2002.

                  FRANKLIN STREET TRUST COMPANY

                  By:    /s/ Richard V. Fulp
                         Richard V. Fulp
                  Title: Chairman





                  FSP INVESTMENT TRUST

                  By:  /s/ Julian G. Winters
                           Julian G. Winters
                  Title:   Trustee
























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